                                                                   EXHIBIT 10.12

                           SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT (the "Agreement") is made and entered into this 17 day of December, 1996 by and between TYSONS CORNER LIMITED PARTNERSHIP ("Landlord") and DELTEK SYSTEMS, INC. ("Tenant").

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement dated November 12, 1991, (the "Initial Lease") as amended by the First Amendment to Lease dated July 31, 1992, as amended by the Second Amendment to Lease dated July 1, 1994, as amended by the Third Amendment to Lease dated September 30, 1994, as amended by the Fourth Amendment to Lease dated October 18, 1994, as amended by the Fifth Amendment to Lease dated June 30, 1995, and as further amended by the Sixth Amendment to Lease dated August 2, 1996 (collectively, the "Lease") for the use and occupancy of certain premises by Tenant commonly known as Suites 210, 220, 250, 300, 410, 430, 440, 600, 710, 750, 760 and 790,
consisting of a total of approximately of 54,377 rentable square feet (collectively, the "Demised Premises") in the building located at 8280 Greensboro Drive in McLean, Virginia (the "Building").

WHEREAS Landlord and Tenant do hereby intend to amend and modify the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Consolidation of Leases. Effective as of the Extended Term Commencement Date (as defined hereinafter) that certain Lease Agreement dated November 11, 1992, as amended by the First Amendment to Lease dated June 30, 1995, for the occupancy of Suite 420 in the Building, consisting of approximately 5,952 rentable square feet, as shown on the area indicated on Exhibit "A" attached hereto, and made a part hereof, shall be terminated and of no further force or effect, and Suite 420 shall be added to the "Demised Premises" as defined hereinabove, and Tenant shall continue to occupy Suite 420 in accordance with the terms of the Lease. Therefore, effective as of the Extended Term Commencement Date, the Demised Premises shall consist of approximately 60,329 rentable square feet. Further, effective as of the Extended Term Commencement Date, the Amendments and the Lease Rider attached to the Initial Lease shall be deleted in their entirety and shall be of no further force or effect.

2. Extended Term. The Term of the Lease shall be modified and extended commencing on April 1, 1997 (the "Extended Term Commencement Date") and terminating on March 31, 2002 (the "Extended Term").

3. Rental. Effective as of the Extended Term Commencement, the total Basic Rental for the Demised Premises during the Extended Term shall be increased to $6,380,332.80, such amount to be payable in advance, in accordance with the provisions of the Lease, in monthly installments as follows:

            Lease Period                        Monthly Basic Rental
            ------------                        --------------------
      April 1, 1997-March 31, 1998                    $100,648.87

      April 1, 1998-March 31, 1999                    $103,416.71

      April 1, 1999-March 31, 2000                    $106,260.66

      April 1, 2000-March 31, 2001                    $109,182.82

      April 1, 2001-March 31, 2002                    $112,185.34

      Further, effective as of the Extended Term Commencement Date, Article 2.1
      (a) of the Initial Lease shall be deleted in its entirety, and Article 2.2(c)(ii) shall be deleted, and in lieu thereof, the following shall be inserted:

            "the greater of (1) $7.85 per net rentable square foot of space in the Building per year and (2) Annual Operating Costs incurred in 1997 on a net rentable square footage basis for the Building." and the following shall be added following Article 2.2(c)(ii) as amended: "Effective as of January 1, 1999, Tenant shall pay to Landlord as Additional Rent, calculated on the basis of the square footage of the Demised Premises, the Amount of Annual Operating Costs incurred in 1998 on a square footage basis for the Building."

      The calculation of Tenant's Annual Operating Costs shall at all times be based upon the total square footage of the Demised Premises, as same shall change throughout the Extended Term, as such term may be extended, modified or renewed.

4. Tenant Improvements. Landlord agrees to contribute One Hundred Eighty-Six Thousand Dollars ($186,000.00) (the "Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Tenant Improvements") for the Demised Premises in accordance with one or more space plans (the "Plans") to be approved by both Landlord and Tenant subject to the limitations set forth hereinafter in this Article 4. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Tenant Improvements. If the cost to construct the Tenant

      Improvements pursuant to the Plans exceeds the Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the Tenant Improvements and the Tenant Allowance. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Tenant Improvements in excess of the Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Tenant Improvements in excess of the Tenant Allowance resulting from such changes in the Plans.

      In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Tenant Allowance incurred by Landlord in constructing the Tenant Improvements (other than additional costs arising due to changes to the Plans as described above), Tenant shall pay to Landlord within ten
      (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs in excess of the Tenant Allowance incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Article, at the time and in the manner set forth in this Article, shall be an event of default.

      Landlord shall provide $55,000.00 of the Tenant Allowance upon the full execution of this Agreement, for Tenant Improvements to be made to the Demised Premises in accordance with the provisions set forth above. The remaining $131,000.00 of the Tenant Allowance shall be made available to Tenant (i) in full, in the event that Tenant shall not exercise its early termination right set forth in Article 7 of this Agreement and (ii) in the event Tenant does exercise such early termination right, in the amount of $3,639.00 for each month of the then-remaining Lease Term that Tenant has elected to occupy the Demised Premises beyond April 1, 1999.

      Landlord shall apply the remaining tenant allowance from the First Amendment to Lease in the amount of $11,904.00, as well as the remaining tenant allowance from the Fifth Amendment to Lease in the amount of $64,584.00, (such amounts to be calculated and modified, if necessary, to reflect the actual amounts remaining from such tenant allowances, as of the effective date of this Agreement), to the excess tenant improvement costs previously incurred but remaining unpaid by Tenant pursuant to the tenant improvement specifications outlined in the Sixth Amendment to Lease.

5.    Suite 780 Expansion Space.

            A. Effective upon the earlier to occur of (i) Tenant's occupancy of Suite 780 and (ii) the substantial completion of the Suite 780 Tenant Improvements (as defined hereinafter) (the "Suite 780 Commencement Date") (which is currently estimated as September 1, 1997), Suite 780, comprising approximately 3,638 rentable square feet in the Building, on the area indicated on the site plan as shown on Exhibit B, which is attached hereto and incorporated herein, shall be added to the Demised Premises so that as of the Suite 780 Commencement Date, the Demised Premises shall consist of approximately 63,967 rentable square feet. For purposes of this Agreement, "substantial completion" shall mean the date upon which the Suite 780 Tenant Improvements to be constructed by Landlord shall be completed subject only to the completion of minor or insignificant details of finish construction, decoration or mechanical adjustments which do not materially interfere with Tenant's conduct of business. Tenant's occupancy of Suite 780 shall be subject to all of the general terms and conditions contained in the Lease, as amended hereby.

            B. Rental. Effective as of the Suite 780 Commencement Date, the Basic Rental for the Demised Premises, including Suite 780 shall be payable in advance, in accordance with the provisions of the Lease, in equal monthly installments as follows:


            Lease Period                        Monthly Basic Rental
            ------------                        --------------------
      Suite 780 Commencement Date                     $106,718.27
        - Mar. 31, 1998

      April 1, 1998 - March 31, 1999                  $109,653.02

      April 1, 1999 - March 31, 2000                  $112,668.47

      April 1, 2000 - March 31, 2001                  $115,766.85

      April 1, 2001 - March 31, 2002                  $118,950.43

            C. Tenant Improvements. Landlord agrees to contribute $0.20 per rentable square foot of Suite 780 for each month then remaining in the Term of the Lease as of the Suite 780 Commencement Date (the "Suite 780 Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Suite 780 Tenant Improvements") for Suite

      780 in accordance with the space plan (the "Suite 780 Plan") to be approved by both Landlord and Tenant within thirty (30) days following Landlord's notice to Tenant of its intended date of delivery of Suite 780. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Suite 780 Tenant Improvements. If the cost to construct the Suite 780 Tenant Improvements pursuant to the Suite 780 Plan exceeds the Suite 780 Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the Suite 780 Tenant Improvements and the Suite 780 Tenant Allowance. Tenant agrees it shall not make any changes to the Suite 780 Plan without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Suite 780 Plan that are approved by Landlord and which result in an additional cost to Landlord of completing the Suite 780 Tenant Improvements in excess of the Suite 780 Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Suite 780 Tenant Improvements in excess of the Suite 780 Tenant Allowance resulting from such changes in the Suite 780 Plan.

      In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Suite 780 Tenant Allowance incurred by Landlord in constructing the Suite 780 Tenant Improvements (other than additional costs arising due to changes to the Suite 780 Plan as described above), Tenant shall pay to Landlord within ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs in excess of the Suite 780 Tenant Allowance incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Article, at the time and in the manner set forth in this Article, shall be an event of default. All claims for damages arising out of any delay in connection with the delivery of Suite 780 to Tenant are hereby waived and released by Tenant.

6. Expansion Space. Tenant shall occupy additional space in the Building, which space shall either be Suite 700 or Suite 601, notice of which shall be given in writing by Landlord to Tenant, the occupancy of such additional space in accordance with the following provisions under either Option A or Option B:

      Option A. Suite 700.

      1.    Occupancy.  Tenant shall occupy Suite 700 in the

            Building, consisting of approximately 9,296 rentable square feet, on the area indicated on Exhibit "C" which is attached hereto and incorporated herein, as of the date that is the earlier to occur of
            (i) Tenant's occupancy of Suite 700 and (ii) the substantial completion of the Suite 700 Tenant Improvements (the "Suite 700 Commencement Date"). As of the Suite 700 Commencement Date, the Demised Premises shall consist of approximately 73,263 rentable square feet of space. Tenant's occupancy of Suite 700 shall be subject to all of the terms and conditions contained in the Lease.

      2. Rental. Effective as of the Suite 700 Commencement Date, the Basic Rental for the Demised Premises, including Suite 700, shall be payable in advance in accordance with the provisions of the Lease, in equal monthly installments as follows:

                  Lease Period                        Monthly Basic Rental
                  ------------                        --------------------
            Suite 700 Commencement                          $125,584.99
              Date - March 31, 1999

            April 1, 1999 - March 31, 2000                  $129,038.57

            April 1, 2000 - March 31, 2001                  $132,587.13

            April 1, 2001 - March 31, 2002                  $136,233.27

      3. Tenant Improvements. Landlord agrees to contribute $0.20 per rentable square foot of Suite 700 for each month then remaining in the Term of the Lease as of the Suite 700 Commencement Date (the "Suite 700 Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Suite 700 Tenant Improvements") for Suite 700 in accordance with the space plan (the "Suite 700 Plan") to be approved by both Landlord and Tenant within thirty (30) days following Landlord's notice which shall not occur prior to February 1, 1998, to Tenant of its intended delivery date of Suite
            700. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Suite 700 Tenant Improvements. If the cost to construct the Suite 700 Tenant Improvements pursuant to the Suite 700 Plan exceeds the Suite 700 Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the Suite 700 Tenant Improvements and the Suite 700 Tenant Allowance. Tenant agrees it shall not make any changes to the Suite 700 Plan without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Suite 700 Plan that are approved by Landlord and which result in an additional cost to Landlord of completing the Suite 700 Tenant Improvements in excess of the Suite 700 Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Suite 700 Tenant Improvements in excess of the Suite 700 Tenant Allowance resulting from such changes in the Suite 700 Plan.

            In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Suite 700 Tenant Allowance incurred by Landlord in constructing the Suite 700 Tenant Improvements (other than additional costs arising due to changes to the Suite 700 Plan as described above), Tenant shall pay to Landlord within ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs in excess of the Suite 700 Tenant Allowance incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Article, at the time and in the manner set forth in this Article, shall be an event of default. All claims for damages arising out of any delay in connection with the delivery of Suite 700 to Tenant are hereby waived and released by Tenant.

      Option B. Suite 601.

      1. Occupancy. a. Suite 601. Tenant shall occupy Suite 601 in the Building, consisting of approximately 11,927 rentable square feet of space, on the area indicated on Exhibit "D", which is attached hereto and incorporated herein, as of the date that is the earlier to occur of (i) Tenant's occupancy of Suite 601 and (ii) the substantial completion of the Suite 601 Tenant Improvements (as defined hereinafter) (the "Suite 601 Commencement Date"). As of the Suite 601 Commencement Date, the Demised Premises shall consist of approximately 75,894 rentable square feet of space (as same may be amended, as set forth hereinafter). Tenant's occupancy of Suite 601 shall be subject to all of the terms and conditions contained in the Lease, as amended hereby.

                  b. Suite 605. Additionally, at the election of Landlord,
            exercised in its sole and absolute discretion, Tenant shall also occupy Suite 605 in the

            Building, consisting of approximately 1,974 rentable square feet of space, on the area indicated on Exhibit D. In the event that Landlord elects that Tenant shall occupy Suite 605, Landlord shall, in its sole discretion, require Tenant to occupy Suite 605 on either
            (i) the Suite 601 Commencement Date or (ii) the date following the natural expiration of the lease of the existing tenant currently occupying Suite 605 (the "605 Lease"). In the event that Landlord elects that Tenant shall occupy Suite 605, the Demised Premises shall consist of approximately 77,868 rentable square feet of space as of the commencement date of Tenant's occupancy of Suite 605. Tenant shall occupy Suite 605 in accordance with the terms and provisions of the Lease, as amended hereby.

      2.    Rental.  Effective as of the Suite 601 Commencement
            Date, the Basic Rental for the Demised Premises shall be payable in advance in accordance with the provisions of the Lease in monthly installments as follows:

            (i) In the event that Landlord elects that Tenant shall occupy Suite 605 on the Suite 601 Commencement Date (i.e. based on 77,868 rentable square feet of space):


                  Lease Period                  Monthly Basic Rental
                  ------------                  --------------------
            Suite 601 Commencement
            Date - March 31, 1998                     $129,909.77

            April 1, 1998 - March 31, 1999            $133,482.28

            April 1, 1999 - March 31, 2000            $137,153.04

            April 1, 2000 - March 31, 2001            $140,924.74

            April 1, 2001 - March 31, 2002            $144,800.17

            (ii) In the event that Landlord elects that Tenant shall occupy Suite 605 following the natural expiration of the 605 Lease (i.e. initially based on rentable square footage of 75,894, with an increase on October 1, 1999 (as such date may be modified to reflect the date of completion of the tenant improvements in Suite 605) to 77,868 rentable square feet):


                  Lease Period                  Monthly Basic Rental
                  ------------                  --------------------
            Suite 601 Commencement
            Date - March 31, 1998                     $126,616.48

            April 1, 1998 - March 31, 1999            $130,098.43

            April 1, 1999 - September 30, 1999        $133,676.13

            October 1, 1999 - March 31, 2000          $137,151.50

            April 1, 2000 - March 31, 2001            $140,923.16

            April 1, 2001 - March 31, 2002            $144,798.54

            (iii) In the event Landlord does not elect to require Tenant to occupy Suite 605 at any time during the Term of the Lease (i.e. based on 75,894 rentable square feet of space):


                  Lease Period                  Monthly Basic Rental
                  ------------                  --------------------
            Suite 601 Commencement
            Date - March 31, 1998                     $126,616.48

            April 1, 1998 - March 31, 1999            $130,098.43

            April 1, 1999 - March 31, 2000            $133,676.13

            April 1, 2000 - March 31, 2001            $137,352.22

            April 1, 2001 - March 31, 2002            $141,129.40

      3. Tenant Improvements. Landlord agrees to contribute $0.30 per rentable square foot of Suite 601 (as well as $0.30 per rentable square foot of Suite 605, if and when Landlord elects that Tenant shall occupy Suite 605) for each month then remaining in the Term of the Lease as of the Suite 601 Commencement Date as to Suite 601, and as to the commencement date for Suite 605 as set forth hereinabove, as the tenant allowance for Suite 605 (the "Sixth Floor Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Sixth Floor Tenant Improvements") in accordance with the space plan (the "Sixth Floor Plan") to be approved by both Landlord and Tenant within thirty (30) days following Landlord's notice, which shall not occur prior to Oct. 1, 1997, to Tenant of its intended delivery of Suite 601 and Suite 605, respectively (as applicable in the case of Suite 605). It is understood and agreed that Landlord's contractors shall perform the work in connection with the Sixth Floor Tenant Improvements. If the cost to construct the Sixth Floor Tenant Improvements pursuant to the Sixth Floor Plans exceeds the Sixth Floor Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the

            Sixth Floor Tenant Improvements and the Sixth Floor Tenant Allowance. Tenant agrees it shall not make any changes to the Sixth Floor Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Sixth Floor Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Sixth Floor Tenant Improvements in excess of the Sixth Floor Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Sixth Floor Tenant Improvements in excess of the Sixth Floor Tenant Allowance resulting from such changes in the Sixth Floor Plans.

            In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Sixth Floor Tenant Allowance incurred by Landlord in constructing the Sixth Floor Tenant Improvements (other than additional costs arising due to changes to the Sixth Floor Plans as described above), Tenant shall pay to Landlord within ten
            (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Article, at the time and in the manner set forth herein, shall be an event of default. All claims for damages arising out of any delay in connection with the delivery of either Suite 601 or Suite 605 are hereby waived and released by Tenant.

      4.    Rent Modifications.

                  a. Rental Abatement. Notwithstanding the foregoing to the
            contrary, in the event that Landlord elects that Tenant shall occupy Suite 605, no Basic Rental due for Suite 605 shall be paid by Tenant for the first six (6) months of Tenant's occupancy of Suite 605, and any such Basic Rental due for said period shall abate (the "605 Rental Abatement"). Further, Basic Rental in the amount of $26,636 due for Suite 601 shall be abated commencing on the Suite 601 Commencement Date, as same becomes due under the terms of the Lease, as amended hereby, until such amount is extinguished (the "601 Rental Abatement", the 605 Rental Abatement and the 601 Rental Abatement referred to collectively as the "Rental Abatement"). The Rental Abatement is for Basic Rental only and does not affect Tenant's obligation to pay additional rent or other sums otherwise due and payable under the terms of the

            Lease during the period of the Rental Abatement. In the event that Tenant defaults under the terms of the Lease, which default is not timely cured, Tenant shall promptly pay to Landlord, in addition to any and all other charges or damages for which Landlord is entitled to recover, the Basic Rental for the Rental Abatement period.

                  b. Rental Credit. In the event that Suite 605 is not delivered to Tenant on the Suite 601 Commencement Date, Landlord shall grant Tenant a rent credit in the amount of $30,000, to be used against Basic Rental payable by Tenant for Suite 601, as same becomes due, until such rent credit is extinguished.

7.    Early Termination. As long as the Lease is in full force and effect and
      Tenant:

            (i) is occupying and doing business from the Demised Premises at the time the election described in this Section is exercised; and

            (ii) is not in default under the Lease either at the time of the election described in this Section or at the time of the effective date thereof; and

            (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease; and

            (iv) Landlord is unable to deliver Suite 700 ready for construction on or prior to March 31, 1998 due to the tenant currently occupying Suite 700 exercising its renewal option under its existing lease with Landlord; and

            (v) Landlord is unable to deliver Suite 601 ready for construction on or prior to March 31, 1998 due to the tenant currently occupying Suite 601 exercising its renewal option under its existing lease with Landlord, then

      Tenant shall have the right to cancel the Lease, as it applies to all of the Demised Premises except that space occupied by Tenant in connection with the provisions of Article 8 of this Agreement, by giving Landlord prior written notice of its intention to cancel, such notice to be delivered to Landlord on or prior to April 30, 1998. To be effective, such notice must be sent to Landlord by a nationally recognized overnight courier or by registered or certified mail, return receipt requested. The effective date of the termination shall occur on the date specified by

      Tenant in its notice to Landlord, such date to be no earlier than December 31, 1999 and no later than December 31, 2000 (the "Termination Date").

      No later than sixty (60) days prior to the Termination Date, Tenant shall pay to Landlord by a certified or cashier's check, all monies due or to become due under the terms of the Lease through and including the Termination Date. Such monies shall include but are not necessarily limited to, Basic Rental, Annual Operating Costs, additional rent and additional charges or late fees through the Termination Date. When necessary, Landlord will estimate the amount of such monies due and there shall be a subsequent adjustment between Landlord and Tenant, with payment to or reimbursement by Landlord, as the case may require, pursuant to the terms of the Lease, to the end that Landlord shall receive the entire amount of monies due from Tenant under the Lease through the Termination Date. The security deposit held by Landlord under the Lease may, in Landlord's sole discretion, be applied to the amount owed. Failure to timely pay this amount shall render any notice of termination or cancellation null and void and the Lease shall continue in full force and effect as if no such notice of Tenant was given.

      In addition to the amounts required to be paid above, Tenant agrees to pay Landlord by a certified or cashier's check, a sum equal to the then unamortized total tenant improvement allowance provided in connection with Suite 780, such total amount to be calculated on a straight-line basis and calculated as of the Termination Date and the then unamortized brokerage commissions calculated at the sum of $1,826.00 multiplied by the number of months then remaining in the Extended Term as of the Termination Date for which Tenant has elected not to occupy the Demised Premises. All of the payments set forth in this paragraph shall be paid to Landlord no later than sixty (60) days prior to the Termination Date.

8. Right of First Refusal. So long as the Lease is in full force and effect and Tenant:

            (i) is occupying and doing business from the Demised Premises at the time the election described in this Paragraph is exercised; and

            (ii) is not in default under the Lease either at the time of the election described in this Paragraph or at the effective date thereof; and

            (iii) has maintained a history of payments within the applicable grace period, if any, provided under the

            Lease; and

      subject to the rights of any current tenants in the Building, or any of their assignees, sublessees, transferees or successors in interest, which rights may supersede the rights granted to Tenant pursuant to this Paragraph, Landlord agrees that prior to renting space on the second (2nd) through seventh (7th) floors of the Building (collectively, the "First Refusal Space") to any third party, Landlord will submit to Tenant a copy of the unexecuted proposed lease or a summary of the business and economic terms of the proposed lease which Landlord is willing to accept from the third party (the "Offered Lease") for the respective spaces in the First Refusal Space on each occasion when such individual First Refusal Space becomes available. On or before the third (3rd) business day after Tenant's receipt of such notice, Tenant shall have the right (the "First Refusal Right") to send Landlord a notice stating that Tenant elects to rent the respective individual First Refusal Space upon the identical terms and conditions set forth in the Offered Lease for such space. Notwithstanding the foregoing to the contrary, (i) the termination date for the occupancy of such space will be co-terminous with the termination date of the Lease, as same may be renewed, modified or extended and (ii) any tenant improvement allowance under the Offered Lease shall be prorated to reflect the then-remaining term of the Lease, as of the commencement date of Tenant's occupancy of any First Refusal Space. To be timely, such notice must be postmarked within the three (3) business day period. Provided that Tenant exercises the Option to Renew as set forth in Article 9 of this Agreement, Landlord shall reimburse Tenant on the commencement date of the renewal term for its Refusal Space Tenant Improvements at the rate per square foot of such First Refusal Space, calculated on a monthly basis, established in connection with this paragraph for the additional number of months which Tenant would have received if such tenant allowance had not been prorated in accordance with the foregoing parameters set forth herein. For illustration purposes only, if Tenant would have received $6.00 per square foot of space, based on a five (5) year term (i.e., $0.10 per square foot per month of occupancy of the First Refusal Space) and Tenant commenced occupancy of an individual suite of First Refusal Space when there were twelve (12) months remaining in the Extended Term, Tenant would then receive $1.20 per square foot of the First Refusal Space as a tenant allowance. If Tenant then exercised its Option to Renew for a three (3) year term, Tenant would receive an additional $3.60 per square foot of the First Refusal Space for a tenant allowance for such space as of the commencement date of the Option Period.

      If Tenant timely exercises the First Refusal Right, Landlord and Tenant will promptly enter into a lease amendment agreement prepared by Landlord for the First Refusal Space (the "Lease Amendment") on the Offered Lease terms. Tenant shall accept the First Refusal Space in its then "as is" condition. If for any reason Tenant fails to timely exercise the First Refusal Right, or if Tenant properly exercises the First Refusal Right but thereafter for any reason (except for delays caused by Landlord) does not enter into the Lease Amendment within five (5) business days after its submission to Tenant, Landlord will be free to rent the First Refusal Space to any other prospective tenant and the First Refusal Right will be null and void and without further force or effect throughout the remainder of the Term of the Lease, or any amendments thereto, or any extensions or modifications thereof. Additionally, if Tenant exercises the First Refusal Right, but then fails to timely execute the Lease Amendment, and should the previously interested third party tenant no longer be willing to sign the Offered Lease, then Tenant shall be deemed in default of this Lease and shall be liable for any and all rental obligations due Landlord under the terms of the Lease Amendment.

      Notwithstanding any contrary provision hereof: (a) the Lease Amendment(s) must stipulate that any default by Tenant under the Lease Amendment(s) will be deemed to constitute a default under the Lease; (b) Tenant agrees that any default by it under the Lease will be deemed to constitute a default under the Lease Amendment(s); and (c) this First Refusal Right is personal and unique to Tenant and is not transferable to any assignee, sublessee or other successor in interest to the initial Tenant under the Lease.

9. Option to Renew Based on Market Value. So long as the Lease is in full force and effect and Tenant either:

            (i) is occupying and doing business from the Demised Premises at the time the Option to Renew described in this Paragraph is exercised; and

            (ii) is not in default under the Lease either at the time of the exercise of the Option to Renew described in this Paragraph or at the time of the commencement of the following described Option Period; and

            (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease;

      Tenant is hereby granted an option to renew the Lease for the entirety of the Demised Premises (the "Option to Renew") for one (1) renewal term (the "Option Period"), commencing upon the day next following the expiration of the initial Term of the Lease. The Option Period shall be for a term of either one (1) year or three (3) years, at Tenant's option, in its sole discretion, such election to be specified in Tenant's notice to Landlord of the exercise of this Option to Renew. The terms of the Lease during the Option Period shall be the same as during the Extended Term except as provided below. The Option to Renew must be exercised no less than one (1) year prior to the expiration of the Extended Term by written notice to Landlord sent by registered or certified mail, return receipt requested. In the event Tenant fails to notify Landlord, in the manner herein specified, this Option to Renew shall be of no further force and effect.

      The Basic Rental for the Option Period shall be the then current market rate for the Demised Premises fixed as of the date of commencement of the Option Period. Landlord's determination of the market rate shall be conclusive on Tenant. This Option to Renew shall be deleted from the Lease during the Option Period and no further options to renew shall be in effect. Unless expressly set forth herein, any tenant concessions initially provided for in the Lease shall not be deemed applicable to any Option Period.

      In no event shall the Basic Rental during the Option Period decrease below the Basic Rental then paid by Tenant at the expiration of the Extended Term. Further, this Option to Renew is personal and unique to Tenant and is not transferable to any assignee, sublessee or any other successor in interest to the initial Tenant under the Lease. Effective as of the date hereof, all other options to renew the Term of the Lease which are contained in the Lease shall be deleted in their entirety and shall be of no further force or effect.

      In addition, in the event that Tenant shall exercise this Option to Renew, Landlord shall reimburse Tenant on the commencement of the renewal term for its Tenant Improvements for the spaces occupied by Tenant pursuant to the terms of Articles 5 and 6 of this Agreement, at the rate per square foot of such space, calculated on a monthly basis, established in connection therewith for the additional number of months which Tenant would have received if such tenant allowance had not been prorated in accordance with the provisions of this Agreement, similar to the manner set forth in Article 8 of this Agreement.

10.   Right of First Offer. As long as the Lease is in full force and effect and
      Tenant:

            (i)  is occupying and doing business from the Demised

            Premises at the time the election described in this Paragraph is exercised; and

            (ii) is not in default under the Lease either at the time of the election described in this Paragraph or at the effective date thereof, and

            (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease;

      subject to the terms of this Paragraph, Tenant shall have the right to expand into Suite 440 in the Building, consisting of approximately 1,673 rentable square feet of space, during the period of occupancy by Manpower International, Inc. who currently occupies Suite 440 under a separate agreement with Landlord, upon seven (7) months' prior written notice to Landlord.

      Tenant shall pay Basic Rental for Suite 440 at the rates then in effect for the Demised Premises, payable in accordance with the provisions of the Lease, commencing on the date of Tenant's occupancy of Suite 440, through the remainder of the Extended Term, as same may be modified, extended or renewed. Further, Tenant's occupancy of Suite 440 shall be in accordance with all other terms of the Lease as amended hereby. Landlord shall also provide Tenant with a tenant allowance for tenant improvements therein, at the same rate and in the same manner as set forth in Article 5.C. of this Agreement.

11. Signage. Tenant shall have the right to install signage bearing Tenant's name (the "Sign") on the exterior of the Building, at a location to be mutually agreed upon by and between Landlord and Tenant. Landlord and Tenant agree that the aesthetics of the Sign shall be in conformity with the size and appearance of other commercial signage on other office buildings in the Tysons Corner market. Tenant shall be responsible for any and all costs and expenses associated with the design, manufacture and installation of the Sign. Tenant shall not install or affix any the Sign until all plans and specifications have been approved in writing by Landlord. Tenant shall be solely responsible for the maintenance, repair and replacement of the Sign, in first-class condition at all times during the Extended Term, as such term may be extended, modified or renewed. All signage shall comply with all applicable local and municipal rules, regulations and ordinances, and all rules and regulations set forth by Landlord, and Tenant shall obtain at its sole cost and expense any permits necessary to maintain the Sign. Tenant shall also insure the Sign with an insurance company reasonably satisfactory to Landlord, and shall indemnify and hold Landlord harmless from any claims for damage or injury in connection with the installation, maintenance, use and replacement of the Sign in accordance with the provisions of the Lease. Tenant shall remove all signage and apparatus in connection therewith upon the expiration or earlier termination of the Extended Term, and Tenant shall repair any and all damage from the removal thereof at Tenant's sole cost and expense simultaneously with the removal of the Sign.

12. Parking. Landlord shall continue to provide parking spaces to Tenant in accordance with the provisions of the Lease. Further, Tenant acknowledges that Landlord currently has no standard policy to apportion reserved parking spaces to lease to tenants of the Building. However, in the event that Landlord does institute such a policy, it shall apportion reserved parking spaces to tenants of the Building in a non-discriminatory fashion without favoring one tenant over Tenant.

13. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement other than Insignia Commercial Group, Inc. and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Agreement. Tenant agrees to indemnify and hold Landlord harmless from and against all claims made by any broker or finder for a commission in connection with this Agreement provided that Landlord has not retained such broker.




              (The remainder of this page intentionally left blank)

14. Conflict of Terms. Except as expressly amended herein, all terms and conditions in the Lease shall remain unchanged and in full force and effect, and all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.


LANDLORD:                          TENANT:

TYSONS CORNER LIMITED                     DELTEK SYSTEMS, INC.
PARTNERSHIP, an Illinois
limited partnership


By:   Tysons Corner Partners, Inc.
      an Illinois corporation,
      its general partner


By:         /s/ Tom Molina                By:         /s/ Donald deLaski

Its:        VP                            Its:        Chairman

Witness:  /s/ Cindy Asinson               Witness:    /s/ Babette J. Aller

Dated:      12/17/96                      Dated:      Dec. 13, 1996

                                   EXHIBIT "A"


                              8280 Greensboro Drive
                                McLean, Virginia

                                     Floor 4

                                   EXHIBIT "B"


                              8280 Greensboro Drive
                                McLean, Virginia

                                     Floor 7

                                   EXHIBIT "C"


                              8280 Greensboro Drive
                                McLean, Virginia

                                     Floor 7

                                   EXHIBIT "D"


                              8280 Greensboro Drive
                                McLean, Virginia

                                     Floor 6